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                                                                    EXHIBIT 10.3


                                   AGREEMENT

     AGREEMENT ("Agreement") dated as of February 21, 1997 among High Text Interactive, Inc., a California corporation ("Seller"); and Harry Helms, Carol Lewis and Jack Lewis ("Purchasers").

                                   Recitals:

     A. Seller is engaged in the business of developing, marketing and distributing educational multimedia software and CD-ROM programs (the "Multimedia Operations") and in the business of book publishing (the "Book Publishing Operations"). Certain of the assets owned by Seller and used in connection with the Multimedia Operations and the Book Publishing Operations were acquired by Seller pursuant to an Agreement and Plan of Reorganization dated December 31, 1995 (the "Prior Agreement") among Seller (under its former name CD-Soft Press Corporation), Purchasers and High Text Publications, Inc., a California corporation then owned by Purchasers("HPI").

     B. Pursuant to Section 2.1.4 of the Prior Agreement, Seller agreed to make certain payments to HPI as the purchase price for the Book Publishing Operations (the "Section 2.1.4 Payments"), the first such payment to be made on or before March 31, 1997. By virtue of the liquidation and dissolution of HPI, Purchasers are now entitled to receive the Section 2.1.4 Payments.

     C. Purchasers have offered to purchase from Seller, and Seller has agreed to sell to Purchasers, the Book Publishing Operations on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the agreements herein set forth, the parties agree as follows:

     1. Purchase and Sale. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereafter defined) but effective as of the Effective Date (as hereafter defined), Seller agrees to sell to Purchasers, and Purchasers agree to purchase from Seller, all of the following assets, rights and properties of Seller relating to the Book Publishing Operations (collectively, the "Transferred Assets"):

     (a) all inventory of Seller relating to the Book Publishing Operations existing as of the Effective Date, wherever located (the "Inventory");

     (b) the furniture, equipment, computers and associated peripheral equipment owned by Seller and used exclusively in connection with the Book Publishing Operations which is identified on Schedule 1(b) attached hereto (the "Equipment");



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          (c) the accounts receivable listed on Schedule 1(c) which are marked
"BK" (the "Accounts Receivable");

          (d) all right and interest of Seller under the contracts and permits relating to the Book Publishing Operations described on Schedule 1(d) attached hereto (the "Contract Rights");

          (e) the advances and prepaids to book authors described on Schedule 1(e) attached hereto;

          (f) all of Seller's right, title and interest in and to all books and other publications described on Schedule 1(f) attached hereto, together with all work-in-process for uncompleted publications and all copyrights and other proprietary rights relating thereto;

          (g) all customer, prospect and vendor lists and databases relating exclusively to the Book Publishing Operations;

          (h) all price lists, product brochures and related sales or marketing materials used exclusively in the Book Publishing Operations;

          (i) all records relating exclusively to the Book Publishing
Operations;

          (j) the exclusive right and license to use the name "HighText Publications" for a period of 3 years after the Effective Date; and

          (k) that portion of Seller's present web site (the "Web Site") relating to the Book Publishing Operations, together with the exclusive right and license to use of the Internet Domain Name "www.hightext-publications.com" for a period of 3 years after the Effective Date.

     2.   Excluded Assets. Expressly excluded from the Purchased Assets are:
(a) all insurance policies, and rights to premium refunds thereunder, maintained by Seller in connection with the Book Publishing Operations; (b) Seller's corporate minute and stock books; (c) the name "High Text Interactive"; (d) that portion of the Web Site relating to the Multimedia Operations, including the Internet Domain Name "www.hightext-interactive.com"; and (f) all other assets not specifically included and enumerated among the Transferred Assets.

     3. Assumption of Liabilities. As of the Effective Date, Purchasers shall assume and agree to discharge and perform when due all liabilities, commitments and obligations of the Book Publishing Operations (whether accrued or unaccrued, due or to become due, contractual or noncontractual) (collectively, the "Assumed Liabilities"), including, without limitation, the following obligations and liabilities: (a) all accounts


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payable of Seller relating exclusively to the Book Publishing Operations and existing as of the Effective Date, including, without limitation, the accounts payable listed on Schedule 3 attached hereto which are marked "BK" (the "Accounts Payable"); (b) all sales, use and other taxes payable relating exclusively to the Book Publishing Operations (other than as set forth in Section 4 below); and (c) all obligations and liabilities of Seller under the Contract Rights.

     4. Excluded Liabilities. Notwithstanding the provisions of Section 3, Purchasers shall not and do not assume any of the following liabilities or obligations of Seller (the "Excluded Liabilities"): (a) liabilities and obligations of Seller for any federal, state or local tax imposed on, or measured by, net income, regardless of the period of time to which attributable; (b) liabilities and obligations of Seller for sales tax payable in respect of the sale of the Transferred Assets to Purchasers hereunder; (c) royalties due to authors for the month of January, 1997 up to an aggregate amount of $5,000; and (d) the liabilities and obligations, if any, described on Schedule 4 attached hereto.

     5. Time and Place of Closing. The closing ("Closing") of the purchase and sale hereunder shall take place at the offices of Seller on the date hereof. The Closing shall be effective as of the close of business on January 31, 1997 (the "Effective Date").

     6. Purchase Price. The purchase price ("Purchase Price") of the Transferred Assets shall be an amount equal to the Section 2.1.4 Payments plus the assumption by Purchasers of the Assumed Liabilities.

     7. Manner of Payment of Purchase Price. The Purchase Price shall be paid and deemed satisfied by the cancellation of Seller's obligations to make the
Section 2.1.4 Payments under the Prior Agreement and by Purchasers' assumption of the Assumed Liabilities. Upon the consummation of the transaction contemplated by this Agreement, all obligations of Seller to make the Section
2.1.4 Payments shall be deemed satisfied and discharged.

     8. Representations and Warranties. The Transferred Assets are being sold to Purchasers by Seller on an "as-is", "where is" basis and Seller makes no representations and warranties to Purchasers with respect to the Transferred Assets except as follows:

          (a) Seller is a corporation validly existing and in good standing under the laws of the State of California.

          (b) The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action, do not require the


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approval or consent of any governmental authority or any other person, do not and will not conflict with or result in a default under any provision of law or of the articles of incorporation or by-laws of Seller or of any agreement or court order binding on or applicable to Seller of any of the Transferred
Assets and do not and will not result in the creation of any lien on any of the Transferred Assets. This Agreement constitutes the valid and binding agreement of Seller enforceable in accordance with its terms.

          (c) Seller has, and on the Closing Date will convey to Purchasers, good title to the Transferred Assets free and clear of all liens, claims or encumbrances.

     9. Purchasers' Representations and Warranties. Purchasers represents and warrants to Seller as follows:

          (a) The execution, delivery and performance of this Agreement by Purchasers do not require the approval or consent of any governmental authority or any other person and do not and will not conflict with or result in a default under any provision of law or of any agreement or court order binding on or applicable to Purchasers.

          (b) This Agreement constitutes the valid and binding agreement of Purchasers enforceable in accordance with its terms.

     10.  Closing.

          (a) Deliveries by Seller. At the Closing, Seller shall deliver to Purchasers physical possession of all tangible Transferred Assets and shall deliver or cause to be delivered to Purchasers the following:

               (i) a bill of sale, executed by Seller, conveying all of the Inventory and Equipment;

               (ii) an assignment (the "Assignment"), executed by Seller, assigning to Purchasers all of the Transferred Assets other than the Inventory and Equipment, together with the original instruments, if any, representing, evidencing or constituting such Transferred Assets;

               (iii) a certified copy of resolutions of the Board of Directors and stockholders of Seller authorizing the execution, delivery and performance of this Agreement.

          (b) Deliveries by Purchasers. At the Closing, Purchasers shall deliver or cause to be delivered to Seller the following:


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               (i)   an acceptance of the Assignment and an assumption of the
          Assumed Liabilities;

               (ii) a resignation, executed by Jack Lewis and Carol Lewis, resigning from their position as officers of Seller; and

               (iii) a resale certificate with respect to the Inventory.

     11.  Additional Agreements.

          (a) Accounts Receivable. Seller agrees to remit to Purchasers, promptly upon receipt but in any event within five business days after receipt, any checks or other proceeds received by Seller in payment of any Account Receivable.

          (b) Access to Records. Purchasers shall permit Seller to have access to such books and records constituting part of the Transferred Assets as may be necessary for Seller in the operation of its Multimedia Operations subsequent to the Closing Date.

          (c) Employee. Seller shall terminate the employment of Jeanette Moyer as an employee of Seller effective as of the Closing Date.

          (d) Use of Name HighText. The Transferred Assets include the exclusive right and license to use the name "HighText Publications" for a period of 3 years after the Effective Date but solely in connection with the Book Publishing Operations being purchased hereunder and Purchasers agree not to expand the use of the name "HighText Publications" to areas not related to or incidental to the Book Publishing Operations.

          (e) Web Site. The Transferred Assets include the exclusive right and license to use of the Internet Domain Name "hightext-publications.com" and that portion of the Web Site relating solely to the Book Publishing Operations. Seller agrees to deliver to Purchasers on the Closing Date a copy of all source codes and documentation relating to the Web Site. As soon as practicable after the Closing Date, Purchasers shall remove the information concerning the Multimedia Operations from its copy of the Web Site and Seller shall remove the information concerning the Book Publishing Operations from the Web Site. Each party shall provide a hypertext link to each other's site for not less than 6 months after the Effective Date.

          (f) Databases. It is understood by the parties that the databases referred to in Section 1(g) of this Agreement contain the databases of the Book Publishing Operations. All such data shall be removed from Seller's databases and Seller shall cease use of such data from and after the Closing Date.


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          (g)  Agreement to Provide Consulting Services. Purchasers, and each of them, agree to provide Seller with consulting services at such times and at such places as may be mutually agreed between such Purchaser and Seller. Seller shall pay for such consulting services rendered at the rate of $100.00 per hour.

     12.  Indemnification.

          (a) Seller agrees to indemnify, defend and hold Purchasers harmless from and against any liability, loss, cost, damage or expense, including reasonable attorneys' fees (collectively, "Claims"), incurred or sustained by Purchasers as a result of or arising out of: (i) any false representation or warranty made herein by Seller; (ii) the failure of Seller to comply with any of the covenants of this Agreement to be performed by Seller; (iii) the failure of Seller to discharge when due the Excluded Liabilities.

          (b) Purchasers agree to indemnify, defend and hold Seller harmless from and against any and all Claims incurred or sustained by Seller as a result of or arising out of any false representation or warranty made herein by Purchasers or arising out of the failure of Purchasers to comply with any of the covenants of this Agreement to be performed by Purchasers or arising out of the failure of Purchasers to cause to be performed when due any of the Assumed Liabilities or arising out of the conduct of the Book Publishing Operations by Purchasers subsequent to the Closing Date.

          (c) If any party ("Indemnitee") has reasonable cause to believe it has grounds for indemnification pursuant to this Section 12, it shall promptly deliver a notice of Claim to the other party ("Indemnitor"), setting forth with reasonable particularity the grounds of such Claim. If there is asserted any Claim by a person not a party to this Agreement that in the judgment of Indemnitee should be taken into account in determining the liability, if any, of Indemnitor under this Section 18, then, as a condition precedent to the assertion by Indemnitee against Indemnitor of any such Claim, Indemnitee shall give notice of such Claim to Indemnitor within 30 business days of Indemnitee's receipt of notice thereof and Indemnitor shall have the right, at Indemnitor's expense, to participate in the defense of such Claim or, at Indemnitor's option, to assume the entire defense of or settle such Claim. Indemnitee shall cooperate with Indemnitor in the defense of any Claim assumed by Indemnitor.

     13. Release. In consideration of the purchase and sale of the Transferred Assets, Purchasers, on the one hand, and Seller, on the other hand, on behalf of itself, himself or herself, any parent, affiliate, subsidiary or affiliate corporation or partnership, and their respective officers, directors, partners, trustees, personal representatives, successors and assigns, do hereby forever release, discharge and acquit the other, and any parent, subsidiaries and affiliate corporation and partnerships, and their respective


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officers, directors, partners, trustees, shareholders, agents, attorneys and employees, and their respective heirs, legal representatives, succesors and assigns, of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action, whether at law or equity, indebtedness and obligations of whatever kind or nature, whether known or unknown, direct or indirect, new or existing, by reason of any matter, cause or thing whatsoever arising arising out of or relating to the Prior Agreement or to the employment by Seller of any Purchaser.

     14.  General and Miscellaneous.

          (a) Further Assurances. Each of the parties shall execute such other documents and take such other action as may be necessary or desirable to vest ownership and possession of the Transferred Assets in Purchasers and to otherwise carry out the terms of this Agreement.

          (b) Notices. All notices provided for herein shall be in writing and shall be deemed to have been given or made when served personally or five days after being deposited in the United States mail, certified mail, return receipt requested, postage prepaid, addressed to Purchasers or Seller at their respective addresses set forth on the signature page hereto, or to such other address as either party may designate by notice given in accordance with this
Section 14(b).

          (c) No Brokers. Each of the parties represents that it has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement and that no broker or other person is entitled to a commission or finder's fee in connection with this transaction.

          (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          (e) Benefits. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

          (f) Governing Law. This Agreement shall be governed by the laws of the State of California.

          (g) Entire Agreement; Amendment; Assignment. This Agreement represents the entire agreement and understanding of the parties hereto and all prior or concurrent agreements, understandings, representations and warranties, whether written or oral, in regard to the subject matter hereof are merged herein. This Agreement may be amended only by a writing signed by both of the parties hereto.


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No party may assign this Agreement or any interest herein without the prior written consent of the other party, which consent may be granted or withheld at the absolute discretion of such other party. Notwithstanding the foregoing, Purchasers may assign its rights under this Agreement to a corporation, partnership or limited liability company wholly-owned by Purchasers; provided, however, that Purchasers shall remain liable for all obligations of Purchasers hereunder. Nothing in this Section 14(g) shall preclude in any way Purchasers, or any assignee of Purchasers pursuant to the foregoing sentence, from selling, transferring or otherwise disposing of the Transferred Assets after the Closing Date.

          (h) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

          (i) Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiation and preparation of this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

          (j) No Waiver. The failure of any party to insist upon strict compliance by the other party with any of the terms herein by any of the parties hereto shall not be deemed to be a waiver of any future breach. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

          (k) Survival. All representations, warranties, covenants and agreements herein shall survive the Closing of the transactions contemplated by this Agreement.

          (l) Bulk Sales Compliance. Each of the parties hereto waives compliance with the laws of any jurisdiction relating to bulk transfers in connection with the transactions contemplated by this Agreement.


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.



PURCHASERS:                               SELLER:



/s/ HARRY L. HELMS                        HIGHTEXT INTERACTIVE, INC.
------------------------------------
Harry Helms


Address:  309 Solana Hills Drive $76
          Solana Beach, CA 92075
                                          By:  /s/ KENNETH PERILLI
                                             ----------------------------------
                                          Address:  611 Anton Blvd., Suite 1270
                                                    Costa Mesa, CA 92626

/s/ JACK W. LEWIS
------------------------------------
Jack Lewis

Address:  125 N. Acacia Ave. #202
          Solana Beach, CA 92075




/s/ CAROL S. LEWIS
------------------------------------
Carol Lewis

Address:  125 N. Acacia Ave. #202
          Solana Beach, CA 92075



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